Exhibit 4 - Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

                NUMBER                                    SHARES

                      COMMON STOCK

LAURAL RESOURCES, INC.
COMMON STOCK  300,000,000 AUTHORIZED, $.001 PAR VALUE

                        CUSIP - 518595 103

THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

LAURAL RESOURCES, INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at this  day of  A.D. .

                     Laural Resources, Inc.                           MANDI LUIS         ROBERT MACKAY
Seal                                                      President             Secretary
Nevada

                        Shares   Each

SPECIMEN